                                                                     EXHIBIT 10C


                                   June 28, 1996


The Bank of New York
100 Ashford Center North
Suite 520
Atlanta, Georgia  30338

Attn:  Peggy T. McWhorter

       Re:Wells Real Estate Fund X, L.P. Pennsylvania Escrow Agreement


Ladies and Gentlemen:

     Leo F. Wells, III and Wells Partners, L.P. are the general partners (the "General Partners") of Wells Real Estate Fund X, L.P. (the "Partnership"), the issuer for an offering of units of limited partnership interest (the "Units"). Wells Investment Securities, Inc., a Georgia corporation (the "Dealer Manager"), will act as Dealer Manager for the offering of the Units. The Partnership will sell a minimum of 125,000 Units at a price of $10.00 per Unit, for a total minimum capital raised of $1,250,000 (the "Required Capital"). Pursuant to an escrow agreement (the "Master Escrow Agreement") of even date herewith, you agreed to serve as Escrow Agent with respect to the Required Capital. Additionally, however, the Partnership has undertaken not to release any funds raised from investors who are residents of the State of Pennsylvania ("Pennsylvania Investors") until the aggregate of the instruments of payment received from Pennsylvania Investors plus the aggregate received from all other investors ("Other Investors"), either by you pursuant to the Master Escrow Agreement or directly from Other Investors after the Required Capital is raised, equals $2,500,000. Therefore, the Partnership enters into this Pennsylvania Escrow Agreement, which is a separate agreement from and in no way amends the Master Escrow Agreement, for the purpose of setting forth the terms and conditions of the escrow for Pennsylvania Investors. The Partnership hereby appoints you as Escrow Agent for purposes of holding the proceeds from the sale of the Units to Pennsylvania Investors, and the Partnership shall deposit with you such proceeds to be held by you as Escrow Agent in an account separate and apart from the Required Capital on the terms and conditions hereinafter set forth:

     1. Persons subscribing to purchase the Units will be instructed by the Dealer Manager or soliciting dealer to remit the purchase price in the form of checks, drafts or money orders (hereinafter called "instruments of payment") payable to the order of, or funds wired in favor of, The Bank of New York, as Escrow Agent for Wells Real Estate Fund X, L.P. (the "Escrow Account"). The Dealer Manager will deposit such instruments of payment specifically designated by the Dealer Manager as instruments of payment from Pennsylvania Investors with you in the deposit account entitled The Bank of New York, as Escrow Holder for Wells Real Estate Fund X, L.P. (the "Escrow Holding Account") promptly after receipt of those instruments of payment by the Dealer Manager. Within one business day after receipt by you of written notification from the Dealer Manager setting forth, as to each subscriber, the name, address, number of Units purchased and purchase price remitted (the "Batch Sheet"), you will transfer the total amount of subscription proceeds shown on the Batch Sheet from the Escrow Holding Account to the Escrow Account.

     2. The aforesaid instruments of payment are to be promptly processed for collection by you following deposit by the Dealer Manager into the Escrow Holding Account. The proceeds thereof are to be transferred into the Escrow Account as provided in paragraph 1 hereof and held in the Escrow Account until such funds are either returned to the subscribers in accordance with paragraphs 3 or 6 hereof or otherwise disbursed in accordance with paragraph 7 hereof. In the event any of the instruments of payment are returned to you for nonpayment prior to receipt by you of the Required Capital, you shall promptly notify the Dealer Manager in writing of such nonpayment, and you are authorized to debit the Escrow Account in the amount of such return payment as well as any interest earned on the investment represented by such payment.

     3. In the event that at the close of business on ____________ __, 1997 (the "Expiration Date") you are not in receipt of Batch Sheets evidencing subscriptions accepted on or before such date, and instruments of payment dated not later than that date (or actual wired funds), for the purchase of Units providing for total purchase proceeds that equal at least $2,500,000, when combined with the purchase proceeds received by the Partnership from the Other Investors based on written notification by the General Partners (collectively referred to as the "Required Purchase Proceeds"), you shall promptly notify the Partnership that such instruments of payment and Batch Sheets have not been received by you. Thereafter, you agree to use your best efforts to obtain an executed IRS Form W-9 from each subscriber within thirty (30) days after you provide such notice. Upon receipt of said Form W-9 from each subscriber you shall promptly return by your check the funds deposited in the Escrow Account, or shall return the instruments of payment delivered to you if such instruments have not been processed for collection prior to such time, directly to each subscriber at the address indicated on the Batch Sheet. In the event an executed Form W-9 is not received by you from each subscriber within such period, you shall thereupon remit an amount to the subscribers in accordance with the provisions hereof, withholding thirty one percent (31%) of the earnings attributable to those subscribers not furnishing executed forms in accordance with IRS Regulations. Included in the remittance shall be a proportionate share of the income earned in the account allocable to each subscriber's investment in accordance with the terms and conditions specified in paragraph 8 hereof (less the thirty one percent (31%) withholding, where applicable). However, you shall not be required to remit any payments until funds represented by such payments have been collected by you.

          In the event that the Partnership rejects any subscription for which you have already collected funds, you shall promptly issue a refund check to the rejected subscriber. If the General Partners reject any subscription for which you have not yet collected funds but have submitted the subscriber's check for collection, you shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after you have cleared such funds. If you have not yet submitted a rejected subscriber's check for collection, you shall promptly remit the subscriber's check directly to the subscriber.

          Notwithstanding the above, in the event that on the Expiration Date as defined in Section 3 of the Master Escrow Agreement, the Required Capital has not been received by the Partnership from Other Investors, you shall promptly return to the Pennsylvania Investors by your check the funds deposited in the Escrow Account and take other appropriate action as described in the previous paragraph.

     4. Following receipt by you of cash and instruments of payment (or wired funds) of the Required Capital prior to the time provided in paragraph 3 hereinabove, you shall notify the Partnership in writing within one business day when such funds have been collected through normal banking channels and deposited in the Escrow Account.

     5. Prior to the disbursement of funds deposited in the Escrow Account in accordance with the provisions of paragraph 3, 6 or 7 hereof, you shall invest all of the funds deposited in the Escrow Account in "Short-term Investments" (as defined below) and you are further authorized and you agree to reinvest all earnings and interest derived therefrom in any of the Short-term Investments specified below. In the event that instruments of payment are returned to you for nonpayment, you are authorized to debit the Escrow Account in accordance with paragraph 2 hereof.

          "Short-term Investments" includes obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds, including, without limitation, such certificates or instruments of The Bank of New York), which mature on or before the Expiration Date, unless such instrument cannot be readily sold

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or otherwise disposed of for cash by the Expiration Date without any dissipation of the offering proceeds invested.

          The following securities are not permissible investments:

          (a)  money-market funds;
          (b)  corporate equity or debt securities;
          (c)  repurchase agreements;
          (d)  banker's acceptances;
          (e)  commercial paper; and
          (f)  municipal securities.

     6. In the event that any Pennsylvania Investor's subscription is held by the Escrow Agent for more than one hundred twenty (120) days prior to being released to such Investor as provided in paragraph 3 hereof or to the Partnership as provided in paragraph 7 hereof, then such Investor's subscription shall be returned to such Investor by the Escrow Agent in accordance with the terms and conditions contained in paragraph 3 hereof, provided that the Escrow Agent has not received written notice from such Investor (or written confirmation of such notice from the Partnership) within such 120-day period that such Investor desires to continue as a subscriber to the Partnership. The Partnership and not the Escrow Agent shall be responsible for monitoring the 120-day period.

     7. All disbursements from the Escrow Account, except for disbursements under the provisions of paragraph 3 and 6 hereof, shall be made by you only pursuant to the provisions of this paragraph 7. Except for disbursements authorized upon court order, you shall hold all funds in the Escrow Account until (i) the date checks for the Required Purchase Proceeds have cleared normal banking channels after receipt by you of the Required Purchase Proceeds, and
(ii) receipt of letter instructions from the Partnership directing disbursements of such funds to the Partnership. In disbursing such funds, you are authorized to rely solely upon such letter instructions which you receive from the Partnership whether or not such instructions are correct, true or authentic; provided that, if in your opinion such letter instructions from the Partnership are unclear, you are authorized to rely upon the legal counsel to the Partnership in distributing such funds to the effect that distribution of the funds is authorized by the letter instructions of the Partnership and that distribution of the funds in that manner is authorized by and in compliance with such letter. However, you shall not be required to disburse any funds attributable to instruments of payment which have not been collected by you, provided that you shall use your best efforts to promptly collect such funds after your receipt of disbursement instructions from the Partnership in accordance with this paragraph, and shall disburse such funds in compliance with the disbursement instructions from the Partnership.

     8. In the event the offering of Units terminates prior to receipt of the Required Purchase Proceeds, income earned on subscription proceeds deposited in the Escrow Account ("Gross Escrow Income") minus the total escrow expenses ("Net Escrow Income") shall be remitted to subscribers in compliance with paragraph 3. Each subscriber's pro rata portion of Net Escrow Income shall be determined as follows: The total amount of Net Escrow Income shall be multiplied by a fraction, the numerator of which is determined by multiplying the number of Units purchased by said subscriber times the number of days said subscriber's proceeds are invested prior to termination of the offering, and the denominator of which is the total of the numerators for all such subscribers. Notwithstanding the foregoing, (i) escrow expenses may be deducted from the Escrow Account only to the extent of Gross Escrow Income, and the General Partners shall reimburse the Escrow Agent for any escrow expenses in excess of such amount, and (ii) Pennsylvania residents will be paid their pro rata portion of income earned on subscription proceeds deposited in the Escrow Account without any deductions for escrow expenses. You shall promptly notify the Partnership of the amount of Net Escrow Income which subscribers who are Pennsylvania residents would have received if escrow expenses were not deducted from Gross Escrow Income, and the General Partner shall reimburse you for such pro rata escrow expenses attributable to subscribers who are Pennsylvania residents. You shall promptly remit all such Net Escrow Income in accordance with paragraph 3.

     9. As compensation for serving as Escrow Agent hereunder and under the Master Escrow Agreement, you shall receive a fee, as set forth in Schedule A to the Master Escrow Agreement.

     10. In performing any of your duties hereunder, you shall not incur any liability to anyone for any damages, losses or expenses, except for willful default, breach of trust, or gross negligence, and accordingly you shall not incur any such liability with respect to any action taken or omitted (1) in good faith upon advice of your counsel given with respect to any questions relating to your duties and responsibilities under this Agreement, or (2) in reliance upon any instrument, including any written instrument or instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of information contained therein, which you shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement.

     11. The Partnership hereby agrees to indemnify and hold you harmless against any and all losses, claims, damages, liabilities and expenses, including the reasonable cost of attorneys' fees and disbursements, that may be imposed on you or incurred by you in connection with your acceptance of appointment as the Escrow Agent hereunder, or the performance of your duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof, except where such losses, claims, damages, liabilities and expenses result from willful default, breach of trust or gross negligence.

     12. In the event of a dispute between the parties hereto sufficient in your discretion to justify doing so, you shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in your hands under this Agreement, together with such legal pleadings as you deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. In the event of any uncertainty as to your duties hereunder, you may refuse to act under the provisions of this Agreement pending order of a court of competent jurisdiction and you shall have no liability to the Partnership or to any other person as a result of such action. Any such legal action may be brought in such court as you shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive you of your compensation earned prior to such filing.

     13. All written notices and letters required hereunder to you shall only be effective if delivered personally or by certified mail, return receipt requested to The Bank of New York, Suite 520, 100 Ashford Center North, Atlanta, Georgia 30338, Attn: Peggy T. McWhorter. All written notices and letters required hereunder to the Partnership shall only be effective if delivered personally or by certified mail, return receipt requested, to Leo F. Wells, III, 3885 Holcomb Bridge Road, Norcross, Georgia 30092.

     14. This Agreement shall be governed by the laws of the State of Georgia as to both interpretation and performance.

     15. The provisions of this Agreement shall be binding upon the legal representatives, heirs, successors and assigns of the parties hereto.

     16. The Partnership hereby acknowledges that you are serving as the Escrow Agent only for the limited purposes herein set forth, and hereby agrees that it will not represent or imply that you, by serving as Escrow Agent hereunder or otherwise, have investigated the desirabilities or advisability of investment in the Partnership, or have approved, endorsed or passed upon the merits of the Units or the Partnership. The Partnership further agrees to instruct the Dealer Manager and each of its representatives, and any other representative who may offer Units to persons from time to time, that they shall not represent or imply that you have investigated the desirability or advisability of investment in the Partnership, or have approved, endorsed or passed upon the merits of the Units or the Partnership, nor shall they use your name in any manner whatsoever in connection with the offer or sale of the Units other than by acknowledgment that you have agreed to serve as Escrow Agent for the limited purposes herein set forth.

     17. This Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.

     18. In the event that you receive instruments of payment (or wired funds) after the Required Purchase Proceeds have been received and the proceeds of the Escrow Account have been distributed to the Partnership, you are hereby authorized to deposit such instruments of payment to any deposit account as directed by the Partnership. The application of said funds into a deposit account directed by the Partnership shall be a full acquittance to you and you shall not be responsible for the application of said funds.

     19. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound or incur any liability with respect to any other agreements or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

     20. Indemnification provisions set forth herein shall survive the termination of this Agreement.

     21. Upon acceptance and distribution of the Required Capital, this Escrow Agreement shall terminate and the Escrow Agent shall have no further responsibility or liability with regard to the terms of this Agreement.

     22. The Escrow Agent has no responsibility for accepting, rejecting or approving subscriptions.

     23. This Agreement shall not be modified, revoked, released or terminated unless reduced to writing and signed by all parties hereto, subject to the following paragraph.

          Should, at any time, any attempt be made to modify this Agreement in a manner that would increase the duties and responsibilities of the Escrow Agent or to modify this Agreement in any manner which the Escrow Agent shall deem undesirable, or at any other time, the Escrow Agent may resign by notifying the Partnership in writing, by certified mail, and until (i) the acceptance by a successor escrow agent as shall be appointed by the Partnership; or (ii) thirty
(30) days following the date upon which notice was mailed, whichever occurs sooner, the Escrow Agent's only remaining obligation shall be to perform its duties hereunder in accordance with the terms of the Agreement.

     24. The Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the Partnership. Such resignation shall be effective on the date specified in such notice which shall be not less than thirty (30) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent. Unless otherwise provided in this Agreement, final termination of this Escrow Agreement shall occur on the date that all funds held in the Escrow Account are distributed either (a) to the Partnership pursuant to paragraph 7 hereof, or (b) to subscribers pursuant to paragraphs 3, 6 and 8 hereof.

     25. The Escrow Agent may be removed for cause by the Partnership by written notice to the Escrow Agent effective on the date specified in such notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.

     Agreed to as of the 28th day of June, 1996.


                                    WELLS REAL ESTATE FUND X, L.P.
                                    A Georgia Limited Partnership

                                    By:   Wells Partners, L.P.
                                          A Georgia Limited Partnership
                                          (General Partner)

                                          By:  Wells Capital, Inc.
                                               A Georgia Corporation
Attest:                                        (General Partner)


By: /s/ Brian M. Conlon              By: /s/ Leo F. Wells
    ---------------------------          -----------------------------
    Name: Brian M. Conlon                    Leo F. Wells, III
         ----------------------              President
    Title: Asst. Secretary
          ---------------------

                                    By: /s/ Leo F. Wells, III
                                        ------------------------------
                                            Leo F. Wells, III
                                            General Partner

                                    WELLS INVESTMENT SECURITIES, INC.
                                    A Georgia Corporation
Attest:

By: /s/ Brian M. Conlon             By: /s/ Leo F. Wells
    ---------------------------         ------------------------------
    Name: Brian M. Conlon                    Leo F. Wells, III
         ----------------------              President
    Title: Secretary
          ---------------------

                                    The terms and conditions contained above
                                    are hereby accepted and agreed to by:

                                    THE BANK OF NEW YORK
Attest:                             Escrow Agent



By: /s/ Elizabeth Talley                 By:/s/ Peggy T. McWhorter
    ------------------------------          ---------------------------------
    Name: Elizabeth Talley                     Name: Peggy McWhorter
          ------------------------                   ------------------------
    Title: As Agent                            Title: As Agent
          ------------------------                   ------------------------

                                 SCHEDULE A TO
                              ESCROW AGREEMENT FOR
                         WELLS REAL ESTATE FUND X, L.P.

                        Schedule of Fees - Escrow Agency
                              The Bank of New York


  Administration Fee - Payable Annually..........  $1,500.00

  For return of funds due to
    rejected subscription........................  $    5.00
                                                per rejected
                                                subscription

  For costs incurred in connection
    with returned checks.........................  $   20.00
                                          per returned check

Charges for refunding subscription proceeds if Required Capital is not met will be negotiated between the parties.

Charges for filing reports or information as may be required by Internal Revenue Service regulations or for the performance of any services not contemplated at the time of opening account, or not of a routine administrative nature, or not specifically covered in this schedule, will be determined by appraisal.

Actual Out-of-Pocket expenses such as counsel fees, cost of special checks, postage, insurance, telephone, telegraph, etc. will be billed at cost.